Exhibit 99(c)

DNP SELECT INCOME FUND INC.

Section 19(a) Notice

Notification of Sources of Distribution Distribution Period	November 2019
Distribution Amount Per Share of Common Stock	$0.065

The following table sets forth the estimated amounts of the current distribution, payable December 10, 2019, together with the cumulative distributions paid this fiscal year-to-date (YTD) from the following sources. The fiscal year is November 1, 2019 to October 31, 2020. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles, which may differ from federal income tax regulations.

Distribution Estimates	November 2019		Fiscal YTD
Sources	Per Share Amount	% of Current Distribution	Per Share Amount	% of Cumulative Distributions
Net Investment Income	$0.021	33%	$0.021	33%
Net Realized Short-Term Capital Gains	-	-	-	-
Net Realized Long-Term Capital Gains	0.039	60%	0.039	60%
Return of Capital (or Other Capital Source)	0.005	7%	0.005	7%
Total (per common share)	$0.065	100%	$0.065	100%

October 31, 2019
Average annual total return* on NAV for the 5 years				9.86%
Annualized current distribution rate as a percentage of NAV				7.43%
Cumulative total return on NAV for the fiscal YTD				25.27%
Cumulative fiscal YTD distributions as a percentage of NAV				7.43%

The Fund will issue a separate 19(a) notice at the time of each monthly distribution using the most current financial information available. You should not draw any conclusions about the Fund's investment performance from the amount of this distribution or from the terms of the Fund’s managed distribution plan.

The Fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund's investment performance and should not be confused with "yield" or "income."

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund's investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund or your broker will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

* Simple arithmetic average of each of the past five annual returns.

DNP SELECT INCOME FUND INC. Section 19(a) Notice
Notification of Sources of Distribution Distribution Period	December 2019
Distribution Amount Per Share of Common Stock	$0.065

The following table sets forth the estimated amounts of the current distribution, payable January 10, 2020, together with the cumulative distributions paid this fiscal year-to-date (YTD) from the following sources. The fiscal year is November 1, 2019 to October 31, 2020. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles, which may differ from federal income tax regulations.

Distribution Estimates	December 2019		Fiscal YTD
Sources	Per Share Amount	% of Current Distribution	Per Share Amount	% of Cumulative Distributions
Net Investment Income	$0.027	41%	$0.048	37%
Net Realized Short-Term Capital Gains	-	-	-	-
Net Realized Long-Term Capital Gains	0.031	48%	0.070	54%
Return of Capital (or Other Capital Source)	0.007	11%	0.012	9%
Total (per common share)	$0.065	100%	$0.130	100%

November 30, 2019
Average annual total return* on NAV for the 5 years				9.19%
Annualized current distribution rate as a percentage of NAV				7.69%
Cumulative total return on NAV for the fiscal YTD				-2.78%
Cumulative fiscal YTD distributions as a percentage of NAV				0.64%

The Fund will issue a separate 19(a) notice at the time of each monthly distribution using the most current financial information available. You should not draw any conclusions about the Fund's investment performance from the amount of this distribution or from the terms of the Fund’s managed distribution plan.

The Fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund's investment performance and should not be confused with "yield" or "income."

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund's investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund or your broker will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

* Simple arithmetic average of each of the past five annual returns.

DNP SELECT INCOME FUND INC. Section 19(a) Notice
Notification of Sources of Distribution Distribution Period	January 2020
Distribution Amount Per Share of Common Stock	$0.065

The following table sets forth the estimated amounts of the current distribution, payable February 10, 2020, together with the cumulative distributions paid this fiscal year-to-date (YTD) from the following sources. The fiscal year is November 1, 2019 to October 31, 2020. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles, which may differ from federal income tax regulations.

Distribution Estimates	January 2020		Fiscal YTD
Sources	Per Share Amount	% of Current Distribution	Per Share Amount	% of Cumulative Distributions
Net Investment Income	$0.016	24%	$0.064	33%
Net Realized Short-Term Capital Gains	-	-	-	-
Net Realized Long-Term Capital Gains	0.049	76%	0.131	67%
Return of Capital (or Other Capital Source)	-	-	-	-
Total (per common share)	$0.065	100%	$0.195	100%

December 31, 2019
Average annual total return* on NAV for the 5 years				10.53%
Annualized current distribution rate as a percentage of NAV				7.36%
Cumulative total return on NAV for the fiscal YTD				2.30%
Cumulative fiscal YTD distributions as a percentage of NAV				1.23%

The Fund will issue a separate 19(a) notice at the time of each monthly distribution using the most current financial information available. You should not draw any conclusions about the Fund's investment performance from the amount of this distribution or from the terms of the Fund’s managed distribution plan.

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund's investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund or your broker will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

* Simple arithmetic average of each of the past five annual returns.

DNP SELECT INCOME FUND INC. Section 19(a) Notice
Notification of Sources of Distribution Distribution Period	February 2020
Distribution Amount Per Share of Common Stock	$0.065

The following table sets forth the estimated amounts of the current distribution, payable March 10, 2020, together with the cumulative distributions paid this fiscal year-to-date (YTD) from the following sources. The fiscal year is November 1, 2019 to October 31, 2020. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles, which may differ from federal income tax regulations.

Distribution Estimates	February 2020		Fiscal YTD
Sources	Per Share Amount	% of Current Distribution	Per Share Amount	% of Cumulative Distributions
Net Investment Income	$0.018	28%	$0.083	32%
Net Realized Short-Term Capital Gains	-	-	-	-
Net Realized Long-Term Capital Gains	0.047	72%	0.177	68%
Return of Capital (or Other Capital Source)	-	-	-	-
Total (per common share)	$0.065	100%	$0.260	100%

January 31, 2020
Average annual total return* on NAV for the 5 years				10.95%
Annualized current distribution rate as a percentage of NAV				7.09%
Cumulative total return on NAV for the fiscal YTD				6.74%
Cumulative fiscal YTD distributions as a percentage of NAV				1.77%

The Fund will issue a separate 19(a) notice at the time of each monthly distribution using the most current financial information available. You should not draw any conclusions about the Fund's investment performance from the amount of this distribution or from the terms of the Fund’s managed distribution plan.

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund's investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund or your broker will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

* Simple arithmetic average of each of the past five annual returns.

DNP SELECT INCOME FUND INC. Section 19(a) Notice
Notification of Sources of Distribution Distribution Period	March 2020
Distribution Amount Per Share of Common Stock	$0.065

The following table sets forth the estimated amounts of the current distribution, payable April 10, 2020, together with the cumulative distributions paid this fiscal year-to-date (YTD) from the following sources. The fiscal year is November 1, 2019 to October 31, 2020. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles, which may differ from federal income tax regulations.

Distribution Estimates	March 2020		Fiscal YTD
Sources	Per Share Amount	% of Current Distribution	Per Share Amount	% of Cumulative Distributions
Net Investment Income	$0.024	37%	$0.107	33%
Net Realized Short-Term Capital Gains	-	-	-	-
Net Realized Long-Term Capital Gains	0.018	28%	0.218	67%
Return of Capital (or Other Capital Source)	0.023	35%	-	-
Total (per common share)	$0.065	100%	$0.325	100%

February 29, 2020
Average annual total return* on NAV for the 5 years				9.09%
Annualized current distribution rate as a percentage of NAV				8.01%
Cumulative total return on NAV for the fiscal YTD				-4.80%
Cumulative fiscal YTD distributions as a percentage of NAV				2.67%

The Fund will issue a separate 19(a) notice at the time of each monthly distribution using the most current financial information available. You should not draw any conclusions about the Fund's investment performance from the amount of this distribution or from the terms of the Fund’s managed distribution plan.

The Fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund's investment performance and should not be confused with "yield" or "income."

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund's investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund or your broker will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

* Simple arithmetic average of each of the past five annual returns.

DNP SELECT INCOME FUND INC. Section 19(a) Notice
Notification of Sources of Distribution Distribution Period	April 2020
Distribution Amount Per Share of Common Stock	$0.065

The following table sets forth the estimated amounts of the current distribution, payable May 11, 2020, together with the cumulative distributions paid this fiscal year-to-date (YTD) from the following sources. The fiscal year is November 1, 2019 to October 31, 2020. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles, which may differ from federal income tax regulations.

Distribution Estimates	April 2020		Fiscal YTD
Sources	Per Share Amount	% of Current Distribution	Per Share Amount	% of Cumulative Distributions
Net Investment Income	$0.010	15%	$0.121	31%
Net Realized Short-Term Capital Gains	-	-	-	-
Net Realized Long-Term Capital Gains	-	-	0.265	68%
Return of Capital (or Other Capital Source)	0.055	85%	0.004	1%
Total (per common share)	$0.065	100%	$0.390	100%

March 31, 2020
Average annual total return* on NAV for the 5 years				5.47%
Annualized current distribution rate as a percentage of NAV				9.70%
Cumulative total return on NAV for the fiscal YTD				-20.82%
Cumulative fiscal YTD distributions as a percentage of NAV				4.04%

The Fund will issue a separate 19(a) notice at the time of each monthly distribution using the most current financial information available. You should not draw any conclusions about the Fund's investment performance from the amount of this distribution or from the terms of the Fund’s managed distribution plan.

The Fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund's investment performance and should not be confused with "yield" or "income."

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund's investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund or your broker will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

* Simple arithmetic average of each of the past five annual returns.